UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2022

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 11, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Bird Global, Inc. (the “Company”), after discussion with management, determined that (i) the Company’s audited consolidated financial statements as of December 31, 2021 and 2020, and for the years then ended, and quarterly periods within those years, included in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2022, (ii) its condensed consolidated financial statements as of March 31, 2022, and for the three months then ended, included in the Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022 and (iii) its condensed consolidated financial statements as of June 30, 2022, and for the three and six months then ended, included in the Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022 (collectively, the “Original Filings”, and each such quarterly or annual period covered therein, an “impacted period”), should no longer be relied upon. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results contained in the Original Filings should no longer be relied upon.

The determination results from an error identified in connection with the preparation of the Company’s condensed consolidated financial statements as of September 30, 2022, and the three and nine months then ended, related to its business system configuration that impacted the recognition of revenue on certain trips completed by customers of its Sharing business (“Rides”) for which collectability was not probable. Specifically, for certain customers with insufficient preloaded “wallet” balances, the Company’s business systems recorded revenue for uncollected balances following the completion of certain Rides that should not have been recorded. The Company believes the error resulted in an overstatement of Sharing revenue in the consolidated statements of operations for the impacted periods and an understatement of deferred revenue in the consolidated balance sheets as of the end of each impacted period.

The Company intends to amend the Original Filings as soon as practicable. In connection with the restatement, management has re-evaluated the effectiveness of the Company’s disclosure controls and procedures. Management has concluded that the Company’s disclosure controls and procedures are not effective at a reasonable assurance level, due to a material weakness in its internal control over financial reporting related to the ineffective design of controls around its business systems that resulted in the recording of revenue for uncollected balances following the completion of certain Rides that should not have been recorded. The Company is in the process of designing and implementing controls to remediate these deficiencies.

The Company’s management and the Audit Committee have discussed the matters described in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Forward-Looking Statements

This Current Report contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 (as amended, the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). All statements other than statements of historical facts contained in this Current Report may be forward-looking statements. Forward-looking statements contained in this Current Report include, but are not limited to, statements regarding the Company’s expectations regarding the impact of the error and its intention to restate the Original Filings as soon as practicable. We have based these forward-looking statements largely on our current expectations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and Part II, Item 1A. “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended June 30, 2022, and described from time to time in our future reports filed with the SEC. The forward-looking statements in this Current Report are based upon information available to us as of the date of this Current Report, and while we believe such information forms a reasonable basis for such statements, these statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Current Report, whether as a result of any new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: November 14, 2022	By:	/s/ Ben Lu
	Name:	Ben Lu
	Title:	Chief Financial Officer